Exhibit 4.24
THIS WARRANT AND ANY SECURITIES THAT MAY BE ISSUED UPON EXERCISE THEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION (OTHER THAN PURSUANT TO RULE 144(k), PROVIDED THAT THE COMPANY HAS RECEIVED CUSTOMARY REPRESENTATIONS CERTIFYING AS TO THE AVAILABILITY OF SUCH RULE 144(k)), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

Warrant no. 2	Number of Shares: 11,658,273
December 5, 2006	(subject to adjustment)

WARRANT TO PURCHASE ORDINARY SHARES
OF
LUMENIS LTD.

     FOR VALUE RECEIVED, Ofer Hi-Tech Investments Ltd. (together with its successors, transferees and assigns, the “Holder”) is entitled to purchase subject to the provisions of this Warrant (this “Warrant”) from Lumenis Ltd., an Israeli company (“Company”), during the term of this Warrant, at a purchase price per share equal to $1.0722 (as adjusted from time to time pursuant to the terms of this Warrant), Ordinary Shares, par value NIS 0.1 per share, of the Company (the “Company Shares”) (as adjusted from time to time pursuant to the terms of this Warrant) at an aggregate exercise price of up to US$12,500,000. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the terms of this Warrant, shall be referred to herein as the “Warrant Shares” and the “Exercise Price”, respectively.
1.	Exercise.
1.1.	Manner of Exercise. This Warrant may be exercised, in whole or in part, on one or more occasions during its term. The Warrant may be exercised by the surrender of this Warrant, together with the Notice of Exercise in the form attached hereto, duly completed and executed by the Holder, at the principal office of the Company or at such other office or agency as the Company may designate, accompanied by payment in full of the aggregate Exercise Price payable in respect of the Warrant Shares purchasable upon such exercise. The Exercise Price may be paid by cash, check, wire transfer or by the cancellation of debt owed by the Company to the Holder.
1.2.	Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of
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business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above. At such time, the person(s) in whose name(s) any certificates representing the Warrant Shares shall be issuable upon exercise as provided in Section 1.3 below shall be deemed to have become the holder of record of such Warrant Shares represented by such certificates.
1.3.	Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder may direct:
1.3.1.	a certificate(s) for the number of Warrant Shares to which such Holder shall be entitled, and

1.3.2.	in case such exercise is in part only, a new warrant(s) (dated the date hereof) of like tenor, calling in the aggregate on the face(s) thereof for the number of Warrant Shares equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.
1.4.	Conditional Exercise. In case of an exercise made in connection with a public offering of the Company Shares pursuant to an effective registration statement under the Securities Act or the equivalent actions under the laws of another jurisdiction, or a Liquidity Event (as defined below), such exercise may be made conditional upon the closing of such offering or event.

For purposes of this Warrant, the term “Liquidity Event” shall mean: (i) a sale of all or substantially all of the Company’s assets; (ii) a sale of all or substantially all of the Company’s issued and outstanding shares, such that following the transaction more than fifty percent (50%) of the Company’s issued shares are held by persons who, prior to the said transaction, held less than fifty percent (50%) of the Company’s issued shares; or (iii) a merger or consolidation of the Company with or into another corporation, such that following the transaction more than fifty percent (50%) of the surviving entity’s issued shares are held by persons who, prior to the said transaction, held less than fifty percent (50%) of the Company’s issued shares.
2.	Adjustments

The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
2.1.	Purchase Agreement Adjustments. At any time following the date hereof, if and whenever additional Company Shares are to be issued to the Original Holder (as define below) pursuant to Article X of the Purchase Agreement among the Company, the Holder and
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the other parties named therein, dated September 30, 2006 (the “Purchase Agreement”) (each such event, the “Trigger Issuance”), then in each such case the following adjustment shall occur:
2.1.1.	the then-existing Exercise Price shall automatically be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price, rounded to 4 decimal points, calculated as follows:

(capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement)

100% multiplied by a fraction: (i) the numerator of which equals to the aggregate amount of the purchase price paid by the Original Holder at the Closing of the Purchase Agreement; and (ii) the denominator of which equals to the number of Purchased Shares actually issued to the Original Holder at the Closing of the Purchase Agreement plus any and all additional Company Shares that were or should have been previously issued to the Original Holder pursuant to Article X of the Purchase Agreement less any Redeemable A Shares, Redeemable B Shares and/or Redeemable C Shares that were initially issued to the Original Holder and were actually redeemed by the Company in accordance with the provisions of the Purchase Agreement.

provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price in effect prior to such Trigger Issuance.

2.1.2.	The “Original Holder” shall mean the Holder, and if the Holder is a successor, transferee, assignee or designee, then the Investor to which this Warrant was issued at Closing of the Purchase Agreement and any of its successors, transferees, assignees or designees (including the Holder).
2.2.	Stock Splits, Dividends and Combinations. If the outstanding Company Shares shall be subdivided into a greater number of shares or a dividend or other distribution payable in additional shares shall be paid in respect of Common Shares, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding Company Shares shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant
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immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

2.3.	Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2; and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

2.4.	Other Transactions. In the event that the Company shall issue shares to its shareholders as a result of a split-off, spin-off or the like, then the Company shall only complete such issuance or other action if, as part thereof, allowance is made to protect the economic interest of the Holder either by increasing the number of Warrant Shares or by procuring that the Holder shall be entitled, on economically proportionate terms, to acquire additional shares of the spun-off or split-off entities. Upon each adjustment in the number or kind of Warrant Shares purchasable hereunder, the Exercise Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted.

2.5.	Notice of Adjustments. Whenever the Exercise Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to this Section 2, the Company shall prepare a certificate signed by an executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Exercise Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder.

2.6.	Subsequent Issuances and Rights. Other than Company Shares issued pursuant to the Purchase Agreement, the Company shall not issue or grant any shares, securities or rights of any kind conferring upon or granting to the holder thereof any rights that are derived, arising from or triggered by, or whose terms shall be modified, accelerated or give rise to any benefits or privileges as a result of, the implementation of the adjustment provision contained in Section 2.1 hereof.
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3.	Investment Representations.
3.1.	The Holder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of this Warrant and the Warrant Shares (the “Purchased Securities”), without limitation of the representations and warranties included herein and in the Purchase Agreement.

3.2.	The Holder is acquiring the Purchased Securities in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Purchased Securities and does not have any current arrangement or understanding with any other persons regarding the distribution of such securities (this representation and warranty not limiting the Holder’s right to sell or distribute in compliance with the Securities Act and the rules and regulations thereunder); nothing contained herein shall be deemed a representation or warranty by the Holder to hold the Purchased Securities for any period of time;

3.3.	The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Securities, nor will the Holder engage in any short sale that results in a disposition of any of the Purchased Securities by the Holder, except in compliance with the Securities Act and the rules and regulations thereunder and any applicable state securities laws; and

3.4.	The Holder is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act. Neither such inquiries nor any other due diligence investigation conducted by the Holder shall modify, limit or otherwise affect the Holder’s right to rely on the Company’s representations and warranties contained herein or in the Purchase Agreement.

3.5.	The Holder understands that its investment in the Purchased Securities involves a significant degree of risk, including a risk of total loss of Holder’s investment. The Holder understands that no representation is being made as to the future value or market price of the Company Shares. The Holder has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Securities and has the ability to bear the economic risks of an investment in the Purchased Securities.

3.6.	The Holder understands that, until all of the applicable provisions of Section 3.7 hereof are satisfied, any certificates representing the Purchased Securities will bear a restrictive legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE (AND ANY SECURITIES THAT MAY BE ISSUED UPON EXERCISE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE) HAVE NOT BEEN
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REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION (OTHER THAN PURSUANT TO RULE 144(k), PROVIDED THAT THE COMPANY HAS RECEIVED CUSTOMARY REPRESENTATIONS CERTIFYING AS TO THE AVAILABILITY OF SUCH RULE 144(k)), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

3.7.	Promptly following the earlier of (i) effectiveness of a registration statement under the Securities Act with respect to the sale of Purchased Securities or (ii) Rule 144(k) becoming available, the Company shall (A) deliver to the transfer agent for the Company Shares (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing the Warrant Shares without legends upon receipt by such Transfer Agent of: (a) the legended certificates for such Warrant Shares; and (b) either (1) a customary written representation by the Holder that Rule 144(k) applies to the Warrant Shares represented thereby or (2) a written statement by the Company that the Holder may sell the Warrant Shares represented thereby in accordance with the Plan of Distribution contained in a registration statement that was declared effective under the Securities Act (the date on which the Transfer Agent receives all of the items listed in clauses (a), and (b) above, the “Legend Removal Date”), and (B) if required by the Transfer Agent, cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. From and after the Legend Removal Date, upon the Holder’s written request, the Company shall promptly cause certificates evidencing the Holder’s Warrant Shares referred to in such written request to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends, provided the provisions of clauses (a) and (b) above, as applicable, are satisfied with respect to such Warrant Shares.
4.	Exemption from Registration. The Holder understands that the Purchased Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations thereunder and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Purchased Securities.
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5.	Transfer
5.1.	Subject to the restrictions on transfer provided herein and subject to Sections 3.6 and 3.7, this Warrant shall be transferable, in whole or in part, at the discretion of the Holder and the Company shall transfer this Warrant, in whole or in part, from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant(s) shall be issued to the transferee(s) and the surrendered Warrant shall be canceled by the Company.

5.2.	The Company will maintain a register containing the names and addresses of the Holder(s) of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.
6.	No Impairment. The Company will not, by amendment of its charter documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, sale of assets, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights and the economic interests of the Holder against impairment.
7.	Termination. This Warrant and the right to purchase securities upon exercise hereof shall terminate on 5:00 P.M. Eastern Time on six months anniversary of the Closing Date of the Purchase Agreement.
8.	Notices of Certain Transactions. In case:
8.1.	the Company shall take a record of the holders of its Company Shares (or other shares or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

8.2.	of any capital reorganization of the Company, any reclassification of the share capital of the Company, any Liquidity Event, or

8.3.	of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or
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8.4.	of a public offering of the Company Shares pursuant to an effective registration statement under the Securities Act or the equivalent actions under the laws of another jurisdiction, then, and in each such case, the Company will deliver to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the estimated effective date on which such reorganization, reclassification, Liquidity Event, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Company Shares (or such other shares or securities at the time deliverable upon such reorganization, reclassification, Liquidity Event, dissolution, liquidation or winding up) are to be determined. Such notice shall be delivered ten (10) days prior to the record date or estimated effective date for the event specified in such notice.

9.	Reservation of Shares. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other shares, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

10.	Registration Rights.
10.1.	The Company covenants and agrees that the Holder shall be entitled to registration rights pursuant to the Registration Rights Agreement of even date hereof, in respect of the Warrant Shares purchasable hereunder (and any shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Warrant Shares), and the Warrant Shares shall be deemed to be Registrable Securities and Original Registrable Securities thereunder.

10.2.	The Holder undertakes to be bound by the provisions of Section 9 (Lock-Up Agreement) of the Registration Rights Agreement of even date hereof, with respect to prohibitions to offer or sale any Warrant Shares (or any other shares exchanged therefor), if and to the extent that this Warrant has been exercised. For the purpose of this sub-section 10.2 the Holder shall be considered a “Holder” and the Warrant Shares shall be considered “Registrable Securities”, all as defined in the Registration Rights Agreement.
11.	Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor, dated as of the date hereof. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holders thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder.

12.	Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being
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deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

12.1.	If to Holder:	to the address set forth on the signature page

12.2.	If to Company:	Lumenis Ltd.
POB 240
Yokneam, Industrial Park Israel
Attention: Chief Executive Officer
Telephone No.: (972)-(4)-9599356
Facsimile No.: (972)-(4)- 9599360
Each of the above addressees may change its address for purposes of this Section by giving to the other addressees notice of such new address in conformance with this paragraph.

13.	No Rights as Shareholder. The Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to the exercise of this Warrant, and then with respect to such Warrant Shares purchasable upon such exercise.

14.	No Fractional Interest. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares which would otherwise be issuable the number of shares shall rounded to the nearest whole number.

15.	Entire Agreement. This Warrant constitutes the entire agreement between the parties hereto with regard to the subject matters hereof, and supercedes any prior communications, agreements and/or understandings between the parties hereto with regard to the subject matters hereof.

16.	Amendment or Waiver. This Warrant may be amended only by a written instrument signed by the Company and the Holder. Any term of this Warrant may be waived only by an instrument in writing signed by the party against which enforcement of the waiver is sought.

17.	Successors. All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.

18.	Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of law. The parties hereby submit any dispute arising under or in relation to this Warrant to the exclusive jurisdiction of the competent court for the District of Tel Aviv-Jaffa.

19.	Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

20.	Counterparts. This Warrant may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered
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to the other party, it being understood that all parties need not sign the same counterpart and that signatures may be provided by facsimile transmission.
- Signature page follows -
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This WARRANT TO PURCHASE ORDINARY SHARES OF LUMENIS LTD. is executed as of the date first set forth above.

LUMENIS LTD.

By:
Name:
Title:
Acknowledged and Agreed to:
Ofer Hi-Tech Investments Ltd.

By:
Name:
Title:

Address:	Ramat Aviv Tower
6th Floor
40 Einstein Street
Tel Aviv , Israel 69102
Telephone No: +972-(0)3-745-6000
Facsimile No.: +972-(0)3-760-4354
With a mandatory copy to:
Meitar Liquornik Geva & Leshem Brandwein
16 Abba Hillel Road Ramat Gan 52506 Israel
Attention: Dan Shamgar, Advocate
Telephone No.: (972)-(3)-610-3100
Facsimile No.: (972)-(3)-6103-111
Herzog, Fox & Neeman
Asia House, 4 Weizmann Street
Tel-Aviv 64239 Israel
Attention: Alon Sahar, Advocate
Telephone No.: (972)-(3)-692-2861
Facsimile No.: (972)-(3)-696-6464
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NOTICE OF EXERCISE

To: Lumenis Ltd.	Date: [ ]
The undersigned, pursuant to the provisions set forth in the attached WARRANT TO PURCHASE ORDINARY SHARES OF LUMENIS LTD. hereby irrevocably elects to purchase Company Shares covered by such Warrant and herewith makes payment of $ , representing the full purchase price for such shares at the price per share provided for in such Warrant (as adjusted from time to time pursuant to the terms of this Warrant).
Please issue a certificate representing the Warrant Shares in the name of the undersigned or as otherwise indicated below, and if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned or as otherwise indicated below and delivered to the address stated below:
Name:
Address:
ID or Social Security No.:

(Date)	(Print Name)

(Signature)
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